Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

AVANYX THERAPEUTICS, INC.

FIRST.  The name of the Corporation is Avanyx Therapeutics, Inc.

SECOND.  The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904.  The name of its registered agent at such address is National Registered Agents, Inc.

THIRD.  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares, consisting of (i) Twenty Five Million (25,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

I.           COMMON STOCK

A.           General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

B.           Voting.  At all meetings of stockholders (and in actions in lieu of meetings) the holders of the Common Stock are entitled to one vote for each share held.  There shall be no cumulative voting.

C.           Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

D.           Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

Certificate of Incorporation	Page 1

II.           PREFERRED STOCK

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided.  Any share of Preferred Stock redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.  Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional, preemptive or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware.  Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.  No vote of the holders of the Preferred Stock or the Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

FIFTH.  The name and business address of the sole incorporator is: David Platt, 12 Appleton Street, Newton, MA  02459.

SIXTH.  In furtherance of, and not in limitation of, powers conferred by statute, it is further provided:

A.           The Board of Directors of the Corporation may adopt, amend or repeal the By-laws of the Corporation at any time after the original adoption of the By-laws according to Section 109 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to provide for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-law, or in a By-law adopted by the stockholders of the Corporation entitled to vote.

B.           Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

C.           The books and records of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

Certificate of Incorporation	Page 2

D.           The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

SEVENTH.  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH.  A director of the Corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.  If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.  Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

NINTH.  The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against the Corporation initiated by or on behalf of such person.  Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.  Any person seeking indemnification under this Article NINTH shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.  Any repeal or modification of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Certificate of Incorporation	Page 3

TENTH.  The provisions of Section 203 of the General Corporation Law shall not apply to this Corporation.

ELEVENTH.  Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

TWELFTH.  Notwithstanding any provision of law, the Corporation may, by contract, grant to some or all of the security holders of the Corporation preemptive rights to acquire stock of the Corporation, but no stockholders shall have any preemptive rights except as specifically granted.

THIRTEENTH.  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation (as it may, from time to time, be amended, altered or changed), and all rights conferred upon stockholders herein are granted subject to this reservation.

Certificate of Incorporation	Page 4

IN WITNESS WHEREOF, the undersigned sole incorporator has executed this Certificate of Incorporation this 24th day of August, 2009.

/s/ David Platt _____________________________
David Platt, Incorporator

Certificate of Incorporation	Signature Page

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
AVANYX THERAPEUTICS, INC.

AVANYX THERAPEUTICS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:  That, by unanimous written consent of the directors of the Corporation, a resolution approving an amendment to the Certificate of Incorporation of the Corporation to increase the authorized stock of the Corporation was duly adopted and declared to be advisable.  The resolution setting forth the amendment is as follows:

RESOLVED:	That the Certificate of Incorporation of AVANYX Therapeutics, Inc. be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, consisting of (i) Forty Five Million (45,000,000) shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).”

SECOND:  That in lieu of a meeting and vote of the stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment on behalf of the Corporation as of this 17th day of December, 2009.

/s/ David Platt, Ph.D.
David Platt, Ph.D., President

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
AVANYX THERAPEUTICS, INC.

AVANYX THERAPEUTICS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:  That, by unanimous written consent of the directors of the Corporation, a resolution approving an amendment to the Certificate of Incorporation of the Corporation to increase the authorized stock of the Corporation was duly adopted and declared to be advisable.  The resolution setting forth the amendment is as follows:

RESOLVED:	That the Certificate of Incorporation of AVANYX Therapeutics, Inc. be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, consisting of (i) One Hundred Million (100,000,000) shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).”

SECOND:  That in lieu of a meeting and vote of the stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment on behalf of the Corporation as of this 16th day of June, 2010.

/s/ David Platt, Ph.D.
David Platt, Ph.D., President

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
BOSTON THERAPEUTICS, INC.

BOSTON THERAPEUTICS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:  That, by unanimous written consent of the directors of the Corporation, a resolution approving an amendment to the Certificate of Incorporation of the Corporation to increase the authorized stock of the Corporation was duly adopted and declared to be advisable.  The resolution setting forth the amendment is as follows:

RESOLVED:	That the Certificate of Incorporation of Boston Therapeutics, Inc. be amended by changing Article FOURTH thereof by deleting the first paragraph of said Article FOURTH in its entirety and replacing it with the following:

"FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Five Million (205,000,000) shares, consisting of (i) Two Hundred Million (200,000,000) shares of Common Stock, $0.001 par value per share ("Common Stock"), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.001 par value per share ("Preferred Stock")."

SECOND:  That in lieu of a meeting and vote of the stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have signed this Certificate of Amendment on behalf of the Corporation as of this 11th day of September, 2013.

/s/ David Platt, Ph.D.
David Platt, Ph.D., President